                                                                 Exhibit 10.1(c)


                     ---------------------------------------

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                     ---------------------------------------


                                 by and between

                           Elan Pharmaceuticals, Inc.

                                       and

                            Athena Diagnostics, Inc.

                                   ----------

                           Dated as of January , 2002

                                TABLE OF CONTENTS



                                                                                                 Page
                                                                                                 ----
                                               ARTICLE I

                                              DEFINITIONS
SECTION 1.01.   Definitions..........................................................................1

                                               ARTICLE II

                                    EFFECTIVENESS OF AGREEMENT; TERM

SECTION 2.01.   Closing Date.........................................................................2
SECTION 2.02.   Term.................................................................................2

                                              ARTICLE III

                                          DEMAND REGISTRATION

SECTION 3.01.   Notice...............................................................................2
SECTION 3.02.   Registration Expenses................................................................4
SECTION 3.03.   Third Person Shares..................................................................4
SECTION 3.04.   Selection of Underwriters and Counsel................................................5
SECTION 3.05.   Non-exclusive........................................................................5

                                               ARTICLE IV

                                         PIGGYBACK REGISTRATION

SECTION 4.01.   Notice and Registration..............................................................5
SECTION 4.02.   Registration Expenses................................................................7
SECTION 4.03.   Non-exclusive........................................................................7

                                               ARTICLE V

                                        REGISTRATION PROCEDURES

SECTION 5.01.   Registration and Qualification.......................................................7
SECTION 5.02.   Underwriting.........................................................................9
SECTION 5.03.   Blackout Periods....................................................................10

                                                                                                 Page
                                                                                                 ----
                                               ARTICLE VI

                                 PREPARATION; REASONABLE INVESTIGATION
SECTION 6.01.   Preparation; Reasonable Investigation...............................................11

                                              ARTICLE VII

                                    INDEMNIFICATION AND CONTRIBUTION

SECTION 7.01.   Indemnification by Athena...........................................................11
SECTION 7.02.   Indemnification by Selling Holders..................................................12
SECTION 7.03.   Notice of Claims, Etc...............................................................13
SECTION 7.04.   Contribution........................................................................14

                                              ARTICLE VIII

                            BENEFITS AND TERMINATION OF REGISTRATION RIGHTS

SECTION 8.01.   Benefits and Termination of Registration Rights.....................................15

                                               ARTICLE IX

                                         REGISTRATION EXPENSES

SECTION 9.01.   Registration Expenses...............................................................16

                                               ARTICLE X

                                             MISCELLANEOUS

SECTION 10.01.  No Inconsistent Agreements..........................................................17
SECTION 10.02.  Successors and Assigns..............................................................17
SECTION 10.03.  Governing Law.......................................................................17
SECTION 10.04.  Jurisdiction........................................................................17
SECTION 10.05.  Notices.............................................................................18
SECTION 10.06.  Amendments and Modifications; Waivers...............................................18
SECTION 10.07.  Entire Agreement....................................................................19
SECTION 10.08.  No Third Party Beneficiaries........................................................19
SECTION 10.09.  Severability........................................................................19
SECTION 10.10.  Index and Headings..................................................................19
SECTION 10.11.  Counterparts........................................................................19
SECTION 10.12.  Recapitalizations, Etc..............................................................20
SECTION 10.13.  Specific Performance................................................................20
SECTION 10.14.  Survival............................................................................20

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of January , 2002, between Elan Pharmaceuticals, Inc., a Delaware corporation ("Elan Pharmaceuticals"), and Athena Diagnostics, Inc., a Delaware corporation ("Athena").


                                 R E C I T A L S


     WHEREAS, as of the date hereof there are an aggregate of [ ] shares of common stock, par value $0.01 per share (the "Common Stock"), of Athena outstanding, [ ] of which are owned by Elan Pharmaceuticals as of the date hereof (the "Elan Shares");

     WHEREAS, Athena is currently contemplating conducting an initial public offering (the "Initial Public Offering"), in which Elan will sell a portion of the Elan Shares to the public; and

     WHEREAS, Athena and Elan Pharmaceuticals desire to provide for certain registration and other rights with respect to the shares of Common Stock held by Elan Pharmaceuticals and certain of its transferees.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Definitions. The terms defined in this Section 1.01 shall
                   -----------
have the following meanings for purposes of this Agreement.

          (a) "Business Day" means any day that is not a Saturday, Sunday or a day on which commercial banks in New York City are required or permitted by law to be closed.

          (b) "December 2001 Purchase Agreement" means the stock purchase agreement dated as of December 19, 2001 among Athena, Elan Pharmaceuticals,

     Goldman Sachs International, Palladin Opportunity Fund, LLC, Palladin Overseas Fund Ltd., Palladin Partners I, L.P., Halifax Fund, L.P., HBK Master Fund, L.P. and St. Thomas Holdings Inc.

          (c) "Permitted Transferees" means any transferee, whether direct or indirect, of Elan Shares designated by Elan Pharmaceuticals in a written notice to Athena as provided for in Section 10.05. Such notice shall be signed by both Elan Pharmaceuticals and the Permitted Transferee so designated and shall include an undertaking by the Permitted Transferee to comply with the terms and conditions of this Agreement applicable to Elan Pharmaceuticals.

          (d) "Person" has the meaning set forth in Section 2(2) of the Securities Act.


                                   ARTICLE II

                        EFFECTIVENESS OF AGREEMENT; TERM

     SECTION 2.01. Closing Date. This Agreement shall take effect upon the date
                   ------------
of consummation of the Initial Public Offering (the "Closing Date").


     SECTION 2.02. Term. This Agreement shall remain in effect from the Closing
                   ----
Date until that date (the "Termination Date") that is five (5) years after the first date on which Elan Pharmaceuticals ceases to own at least fifty percent (50%) of the then outstanding shares of Common Stock; provided, however, that this Agreement shall remain in effect until the completion of any registration of shares pursuant to Article III or Article IV that commenced prior to the Termination Date notwithstanding the occurrence of the Termination Date.

                                   ARTICLE III

                               DEMAND REGISTRATION

     SECTION 3.01. Notice. Upon the terms and subject to the conditions set
                   ------
forth herein, upon notice by Elan Pharmaceuticals or any Permitted Transferee (Elan Pharmaceuticals and such Permitted Transferees being collectively referred to herein as the "Holders") to Athena requesting that Athena effect the registration under the Securities Act of an amount of Shares representing not less than 5% of all the then outstanding Elan Shares (the "Registration Threshold"), which notice shall specify the intended method or methods of disposition of such Elan Shares, Athena will promptly give notice of the proposed registration to all other Holders and will use its reasonable best efforts to effect (at the earliest possible date) the registration under the Securities Act of such Elan Shares (and the Elan Shares of any other Holders joining in such request as are specified in a notice received by Athena within twenty (20) days after receipt of Athena's notice of the proposed registration) for disposition in accordance with the intended method or methods of disposition stated in such request; provided, however, that:

          (a) if Athena shall have previously effected two registrations with respect to Elan Shares pursuant to this Article III within the previous twelve (12) months, Athena shall not be required to effect a registration pursuant to this Article III until twelve (12) months shall have elapsed from the effective date of the second most recent such registration;

          (b) if, upon receipt of a registration request pursuant to this
     Article III, Athena is advised in writing, with a copy to the Holders of Elan Shares proposed to be included in the offering (the "Selling Holders"), by a recognized independent investment banking firm selected by Athena and reasonably acceptable to the Selling Holders of a majority in number of Shares to be registered that, in such firm's opinion, a registration at the time and on the terms requested would materially and adversely affect any public offering of securities by Athena, other than in connection with employee benefit and similar plans (a "Company Offering"), that had been contemplated by Athena prior to the notice by the Holders requesting registration, Athena's obligation to effect a registration pursuant to this Article III shall be deferred until the earliest of (i) four (4) months after the completion of such Company Offering, (ii) the termination of any "blackout" period required by the underwriters, if any, to be applicable to the Holders in connection with such Company Offering,
     (iii) promptly after abandonment of such Company Offering and (iv) six (6) months after the date of notice by the Holders requesting registration; provided, however, that Athena shall not obtain any such deferral more than once in any eighteen (18) month period; and

          (c) if, while a registration request is pending pursuant to this
     Article III, Athena determines, in the good faith judgment of any executive officer of Athena, that the filing of a registration statement would require the disclosure of material information that Athena is not otherwise obligated to disclose, which Athena has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on Athena, Athena's obligation to effect a registration pursuant to this Article III shall be deferred until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material and (ii) ninety (90) days after Athena makes such good faith determination; provided, however, that Athena shall not obtain any such deferral more than once in any eighteen (18) month period.

     SECTION 3.02. Registration Expenses. (a) All Registration Expenses (as
                   ---------------------
defined in Article IX) for the first three (3) (plus the number of Blackout Termination Rights provided for by Section 5.03(b)) registrations requested pursuant to this Article III shall be paid by Athena on behalf of the Selling Holders; provided, however, that if any Other Securities (as defined below) are registered for sale for the account of any Person other than the Selling Holders pursuant to Section 3.03, each such other Person shall bear its pro rata share of the Registration Expenses (or such other amount as shall be determined by Athena and such Person) and Athena shall bear the remaining share of the Registration Expenses.

     (b) Athena and the Selling Holders (each Selling Holder bearing its pro rata share) shall each bear one half of the Registration Expenses for all registrations effected pursuant to this Article III subsequent to those referred to in Section 3.02(a); provided, however, that if any Other Securities are registered for sale for the account of any Person other than the Selling Holders pursuant to Section 3.03, each such other Person shall bear its pro rata share of the Registration Expenses, and Athena and the Selling Holders (each Selling Holder bearing its pro rata share) shall each bear one half of the remaining share of the Registration Expenses.

     SECTION 3.03. Third Person Elan Shares. Athena shall have the right to
                   ------------------------
cause the registration of Other Securities for sale for the account of any Person (other than the Selling Holders) in any registration of Elan Shares requested pursuant to this Article III; provided, however, that Athena shall not have the right to cause the registration of such Other Securities of such other Persons if:

          (a) the Selling Holders are advised in writing (with a copy to Athena) by a recognized independent investment banking firm selected by the Selling Holders and reasonably acceptable to Athena that, in such firm's opinion, registration of such Other Securities would materially and adversely affect the offering and sale of Elan Shares then contemplated by the Selling Holders; or

          (b) the Selling Holders do not receive assurances reasonably satisfactory to them that such other Person for whose account such Other Securities are being registered will pay a pro rata share of the Registration Expenses pursuant to Section 3.02;

     provided that for purposes of this clause (b), the guarantee by Athena to the Selling Holders of payment of such share of such Registration Expenses shall constitute satisfactory assurance to the Selling Holders.

     SECTION 3.04. Selection of Underwriters and Counsel. If any registration of
                   -------------------------------------
Elan Shares requested pursuant to this Article III is in the form of an underwritten offering, the Selling Holders of a majority in number of Elan Shares to be registered will select and obtain the services of the investment banker or investment bankers and manager or managers that will administer the offering and the counsel to such investment bankers and managers; provided that such investment bankers, managers and counsel must be reasonably acceptable to Athena.

     SECTION 3.05. Non-exclusive. No registration of Elan Shares effected
                   -------------
pursuant to this Article III shall relieve Athena of its obligation to effect a registration of Elan Shares pursuant to Article IV.


                                   ARTICLE IV

                             PIGGYBACK REGISTRATION

     SECTION 4.01. Notice and Registration. If Athena proposes to register any
                   -----------------------
class of its equity securities ("Other Securities") for public sale under the Securities Act (whether proposed to be offered for sale by Athena or any other Person), on a form and in a manner that would permit registration of Elan Shares for sale to the public under the Securities Act, it will give prompt notice to the Holders of its intention to do so (but no later than twenty (20) Business Days prior to the anticipated filing date), and upon the written request of any or all of the Holders delivered to Athena within ten (10) Business Days after the giving of any such notice (which request shall specify the number of Elan Shares intended to be disposed of by each such Holder and the intended method of disposition thereof), Athena will use its reasonable best efforts to effect, in connection with the registration of the Other Securities, the registration under the Securities Act of all Elan Shares that Athena has been so requested to register by such Holders (that shall then become Selling Holders), to the extent required to permit the disposition (in accordance with the intended method or methods thereof as aforesaid) of the Elan Shares to be registered; provided, however, that:

          (a) if at any time after giving such written notice of its intention to register any Other Securities and prior to the effective date of the registration statement filed in connection with such registration, Athena shall determine for any reason not to register all of the Other Securities to be registered in such registration, Athena may, at its election, give written notice of such determination to the Selling Holders (or, if prior to delivery of the Holders' written request described above in this Section 4.01, the Holders) and thereupon Athena shall be relieved of its obligation to register such Shares in connection with the registration of such Other Securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided in Section 4.02), without prejudice, however, to the rights (if any) of any Selling Holders immediately to request that such registration be effected as a registration under
     Article III;

          (b) if the managing underwriter of a registration pursuant to this
     Article IV advises Athena in writing (with a copy to the Selling Holders) that, in such underwriter's opinion, a registration of all Elan Shares that Athena has been requested to register by such Selling Holders at the time would materially and adversely affect the offering of the Other Securities, then (i) in the event that the size of the offering is the basis of such underwriter's opinion, the number of Elan Shares to be offered for the accounts of the Selling Holders shall be reduced pro rata on the basis of the number of Elan Shares requested by the Selling Holders to be offered to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such underwriter; provided that if Other Securities (other than Other Securities that were sold pursuant to the December 2001 Purchase Agreement) are being offered for the account of other Persons as well as the Company, such reduction shall not represent a greater fraction of the number of Elan Shares intended to be offered by the Selling Holders than the fraction of similar reductions imposed on such other Persons over the amount of such Other Securities they intended to offer and (ii) in the event that the combination of securities to be offered is the basis of such underwriter's opinion, the Elan Shares to be included in such offering shall be reduced as described in clause (i) above (subject to the proviso in such clause) or, if such actions would, in the judgment of such underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Elan Shares requested to be included would have on such offering, such Elan Shares will be excluded entirely from such offering; and

          (c) Athena shall not be required to effect any registration of Elan Shares under this Article IV incidental to the registration of any of its securities in connection with mergers, acquisitions, exchange offers, subscription offers, dividend reinvestment plans or stock option or other employee benefit plans.

     SECTION 4.02. Registration Expenses. All Registration Expenses for
                   ---------------------
registrations requested pursuant to this Article IV shall be paid by Athena on behalf of the Selling Holders; provided, however, that if any Other Securities are registered for sale for the account of any Person other than the Selling Holders, each other such Person shall bear its pro rata share of the Registration Expenses (or such other amount as shall be determined by Athena and such other Person) and Athena shall bear the remaining share of the Registration Expenses.

     SECTION 4.03. Non-exclusive. No registration of Elan Shares effected under
                   -------------
this Article IV shall relieve Athena of its obligation to effect a registration of Elan Shares pursuant to Article III.


                                    ARTICLE V

                             REGISTRATION PROCEDURES

     SECTION 5.01. Registration and Qualification. In connection with any
                   ------------------------------
registration of Elan Shares under the Securities Act as provided in Articles III and IV, Athena will as promptly as is practicable:

          (a) subject to Section 4.01(a), prepare, file and use its reasonable best efforts to cause to become effective a registration statement under the Securities Act regarding Elan Shares to be offered;

          (b) prepare and file with the Securities and Exchange Commission (the "SEC") such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Elan Shares covered by such registration statement until the earlier of (i) such time as all of such Elan Shares have been disposed of in accordance with the intended methods of disposition by the Selling Holders set forth in such registration statement or (ii) the expiration of nine (9) months after such registration statement becomes effective;

          (c) prior to filing a registration statement or the prospectus used in connection therewith, or any amendments or supplements thereto, furnish to the Selling Holders and one or more counsel selected by the Selling Holders of a majority of the number of Elan Shares covered by such registration statement, prospectus, amendment or supplement copies of such documents proposed to be filed, which documents will be subject to the review and comment of such counsel;

          (d) furnish to the Selling Holders and to any underwriter of such Elan Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents as the Selling Holders or such underwriter may reasonably request;

          (e) use its reasonable best efforts (i) to register or qualify all Elan Shares covered by such registration statement under such other securities or blue sky laws of such United States jurisdictions as the Selling Holders or any underwriter of such Elan Shares shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect and (iii) to do any and all other acts and things which may be necessary or advisable to enable the Selling Holders or any underwriter to consummate the disposition in such jurisdictions of the Elan Shares covered by such registration statement, except that Athena shall not for any such purpose be required to
     (A) qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (f) furnish to the Selling Holders and their underwriters, if any, addressed to them, (i) an opinion of counsel for Athena and (ii) a "cold comfort" letter signed by the independent public accountants who have certified Athena's financial statements included in such registration statement, each covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities, as the case may be (and dated the dates such opinions and comfort letters are customarily dated), and such other matters as the Selling Holders may reasonably request; and

          (g) immediately notify the Selling Holders at any time when a prospectus relating to a registration pursuant to Article III or IV is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Elan Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

     Athena may require the Selling Holders to furnish Athena with such information regarding the Selling Holders and the distribution of the Elan Shares being offered as Athena may from time to time reasonably request in writing and as shall be required by law, the SEC or any securities exchange on which any shares of Common Stock are then listed for trading in connection with any registration.

     Each Selling Holder agrees that, upon receipt of any notice from Athena of the happening of any event of the kind described in clause (g) of this Section 5.01, such Selling Holder will forthwith discontinue disposition of Elan Shares pursuant to the registration statement covering such Elan Shares until such Selling Holder's receipt of copies of a supplement to or an amendment of the prospectus contemplated by clause (g) of this Section 5.01. In the event that Athena shall give any such notice, the period set forth in clause (b)(ii) of this Section 5.01 shall be extended for a number of days equal to the number of days from and including the date of the giving of such notice pursuant to clause
(g) of this Section 5.01 to and including the date on which all Selling Holders covered by such registration statement shall have received such supplement to or amendment of the prospectus contemplated by clause (g) of this Section 5.01. Each Selling Holder also agrees to notify Athena if any event relating to such Selling Holder occurs which would require the preparation of a supplement to or amendment of such prospectus so that such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 5.02. Underwriting. If requested by the underwriters for any
                   ------------
underwritten offering of Elan Shares pursuant to a registration effected under
Article III, Athena will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by Athena and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Article VII and the provisions of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 5.01(f). Athena may require that Elan Shares requested to be registered pursuant to Article IV be included in such underwriting on the same terms and conditions as shall be applicable to the Other Securities being sold through underwriters under such registration. The Selling Holders of Elan Shares to be distributed by the underwriters for any offering of Elan Shares pursuant to a registration effected under Article III or IV shall be parties to the underwriting agreement, and the representations and warranties by, and the other agreements on the part of, Athena to and for the benefit of the underwriters shall also be made to and for the benefit of such Selling Holders. Such Selling Holders shall not be required to make any representations or warranties to or agreements with Athena or such underwriters other than representations, warranties or agreements regarding the passage of good title to the Elan Shares to be sold, and their intended method of distribution or any other representations or warranties required by law or customarily given by selling securityholders in an underwritten public offering.

     SECTION 5.03. Blackout Periods. (a) At any time when a registration
                   ----------------
statement effected pursuant to Article III relating to Elan Shares is effective, upon written notice (an "Information Blackout Notice") from Athena to the Selling Holders that Athena determines, in the good faith judgment of any executive officer of Athena, that the Selling Holders' sale of Elan Shares pursuant to the registration statement would require disclosure of material information that Athena is not otherwise obligated to disclose that Athena has a bona fide business purpose for preserving as confidential and the disclosure of which would have a material adverse effect on Athena (an "Information Blackout"), the Selling Holders shall suspend sales of Elan Shares pursuant to such registration statement until the earlier of (i) the date upon which such material information is disclosed to the public or ceases to be material or (ii) such time as Athena notifies the Selling Holders that sales pursuant to such registration statement may be resumed (the number of days from such suspension of sales of the Selling Holders until the day when such sales may be resumed hereunder is hereinafter called a "Sales Blackout Period").

          (b) Any delivery by Athena of an Information Blackout Notice during the ninety (90) days immediately following the effectiveness of any registration statement effected pursuant to Article III shall give the Selling Holders the right, by notice to Athena within twenty (20) days after the end of the related Sales Blackout Period, to cancel such registration and obtain for the Holders one additional registration right (a "Blackout Termination Right") under Section 3.01(a).

          (c) If there is an Information Blackout and the Selling Holders do not exercise the cancellation right, if any, pursuant to clause (b) of this
     Section 5.03, or, if such cancellation right is not available, the period set forth in Section 5.01(b)(ii) shall be extended for a number of days equal to the number of days in the Sales Blackout Period.

                                   ARTICLE VI

                      PREPARATION; REASONABLE INVESTIGATION

     SECTION 6.01. Preparation; Reasonable Investigation. In connection with the
                   -------------------------------------
preparation and filing of each registration statement registering Elan Shares under the Securities Act, Athena will give the Selling Holders and the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the SEC, and each supplement to or amendment of such registration statement, and give each of them such reasonable and customary access to its books and records and such opportunities to discuss the business of Athena with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of the Selling Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

                                   ARTICLE VII

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 7.01. Indemnification by Athena. In the event of any registration
                   -------------------------
of any Elan Shares hereunder, Athena will, and hereby does, indemnify and hold harmless each Selling Holder, each officer, director and agent of each Selling Holder, each Person who participates as an underwriter in the offering or sale of such Elan Shares, each officer, director and agent of each such underwriter, and each Person, if any, who controls each such Selling Holder or any such underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities (collectively, "Losses"), joint or several, to which any such Person may be subject under the Securities Act or otherwise insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Elan Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus included therein, any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Athena will reimburse each such Person, as incurred, for any legal or any other expenses reasonably incurred by such Person in connection with investigating, defending against or appearing as a third party witness in connection with any such Loss (or action or proceeding in respect thereof); provided, however, that Athena shall not be liable in any such case to the extent that any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus or summary prospectus, any such amendment or supplement, or any such document, in reliance upon and in conformity with written information concerning such Selling Holder or such underwriter furnished to Athena by such Selling Holder or such underwriter, as the case may be, specifically for use therein. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Selling Holders, any such underwriter or any such officer, director, agent or controlling Person, and shall survive the transfer of such Elan Shares being offered in such offering by such Selling Holder.

     SECTION 7.02. Indemnification by Selling Holders. By virtue of exercising
                   ----------------------------------
its registration rights hereunder, each Selling Holder will, and hereby does, severally and not jointly, indemnify and hold harmless Athena, each officer, director and agent of Athena, and each Person (other than the Selling Holders), if any, who controls Athena within the meaning of the Securities Act against any Losses, joint or several, to which any such Person may be subject under the Securities Act or otherwise insofar as such Losses (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Selling Holder's Elan Shares were registered, any preliminary prospectus, final prospectus or summary prospectus included therein, any amendment or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that (x) any such Loss (or action or proceeding in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus or summary prospectus, any such amendment or supplement, or any such document, in reliance upon and in conformity with written information concerning such Selling Holder furnished to Athena in by such Selling Holder specifically for use therein and (x) no Selling Holder shall be liable for any indemnification under this Article VII in an aggregate amount that exceeds the total net proceeds received by such Selling Holder from the offering of such Elan Shares, and such Selling Holder will reimburse each such Person, as incurred, for any legal or any other expenses reasonably incurred by such Person in connection with investigating, defending against or appearing as a third party witness in connection with any such Loss (or action or proceeding in respect thereof). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Athena or any such officer, director, agent or controlling Person and shall survive the transfer of such Elan Shares being offered in such offering by such Selling Holder.

     SECTION 7.03. Notice of Claims, Etc. Promptly after receipt by an
                   ---------------------
indemnified party under this Article VII of notice of the commencement of any action or proceeding for which such indemnified party is entitled to indemnification under Section 7.01 or 7.02, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this
Article VII, immediately give written notice to the indemnifying party of the commencement thereof; provided, however, that the failure of any indemnified party to give notice as provided herein (i) shall not relieve the indemnifying party of its obligations under Section 7.01 or 7.02 unless and to the extent that such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation referred to Sections 7.01 and 7.02. In case any such action is brought against an indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action shall include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or the indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable period of time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Article VII for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action, the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by such indemnified parties who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will be liable under this Article VII for any settlement of any claim or action effected without its prior written consent (which consent shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, consent to the entry of any judgment in, or effect any settlement or compromise of, any pending or threatened proceeding, unless such settlement (i) includes an unconditional written release of the indemnified parties from all liability on claims that are the subject matter of such proceeding and (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any indemnified party.

     SECTION 7.04. Contribution. In circumstances in which the indemnity
                   ------------
agreement provided for in the preceding sections of this Article VII is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any Losses (or actions or proceedings in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such Losses (or actions or proceedings in respect thereof). The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Athena on the one hand or the Selling Holder on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, the amount the Selling Holders shall be obligated to contribute pursuant to this Section 7.04 shall be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of Elan Shares sold by such Selling Holders pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Selling Holders have been required to pay in respect of such Loss (or actions or proceedings in respect thereof) arising from the sale of such Elan Shares). In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld.

                                  ARTICLE VIII

                 BENEFITS AND TERMINATION OF REGISTRATION RIGHTS

     SECTION 8.01. Benefits and Termination of Registration Rights. The Holders
                   -----------------------------------------------
may jointly exercise the registration rights granted hereunder in such manner and proportions as they shall agree among themselves. The registration rights hereunder shall cease to apply to Elan Shares when:

          (a) a registration statement with respect to the sale of such Elan Shares shall have become effective under the Securities Act and such Elan Shares shall have been disposed of in accordance with such registration statement;

          (b) such Elan Shares shall have been sold to the public pursuant to Rule 144 under the Securities Act (or any successor provision);

          (c) such Elan Shares shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Athena, and subsequent public distribution of them shall not require registration or qualification of them under the Securities Act or any similar federal or state law then in force; or

          (d) such Elan Shares shall have ceased to be outstanding.

                                   ARTICLE IX

                              REGISTRATION EXPENSES

     SECTION 9.01. Registration Expenses. As used in this Agreement, the
                   ---------------------
term "Registration Expenses" means all expenses incident to Athena's performance of or compliance with the registration requirements set forth in this Agreement including, without limitation, the following:

          (a) the fees, disbursements and expenses of Athena's counsel and accountants in connection with the registration of Elan Shares to be disposed of under the Securities Act;

          (b) all expenses in connection with the preparation, printing and filing of the registration statement (including any registration and filing fees), any preliminary prospectus, final prospectus or summary prospectus, any other offering document and amendments and supplements thereto and the mailing and delivering of copies thereof to the underwriters and dealers;

          (c) the cost of printing and producing any agreement(s) among underwriters, underwriting agreement(s), and blue sky or legal investment memoranda, any selling agreements and any amendments thereto or other documents in connection with the offering, sale or delivery of Elan Shares to be disposed of;

          (d) all expenses in connection with the qualification of Elan Shares to be disposed of for offering and sale under state securities laws, including the fees and disbursements of counsel for the underwriters in connection with such qualification and in connection with any blue sky and legal investment surveys;

          (e) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of Elan Shares to be disposed of;

          (f) the fees and expenses incurred in connection with the listing of the Elan Shares on any securities exchange on which any shares of the Common Stock are then listed;

          (g) the costs of preparing stock certificates; and

          (h) the costs and charges of Athena's transfer agent and registrar.

     Registration Expenses shall not include underwriting discounts and underwriters commissions attributable to the Elan Shares being registered for sale on behalf of the Selling Holders, and the fees, disbursements and expenses of the Selling Holders' counsel and accountants, which shall be paid by the Selling Holders.

                                    ARTICLE X

                                  MISCELLANEOUS

     SECTION 10.01. No Inconsistent Agreements. Athena has not previously and
                    --------------------------
shall not on or after the date of this Agreement, enter into any agreement with respect to its securities that violates or is inconsistent with the rights expressly granted to the Holders in this Agreement.

     SECTION 10.02. Successors and Assigns. This Agreement shall inure to the
                    ----------------------
benefit of and shall be binding upon each of the parties hereto and their respective successors and assigns. In the event that Elan Pharmaceuticals assigns its rights to a Holder or Holders of only a portion of the Elan Shares, then all references herein to Elan Pharmaceuticals shall also be deemed to refer to such other Holders but in such event Elan Pharmaceuticals will have the sole right to make decisions by and give notices for such Holder or Holders under this Agreement; provided that if Elan Pharmaceuticals no longer owns any Elan Shares, then all decisions and notices hereunder must be made by the Holders of not less than a majority of the Elan Shares outstanding.

     SECTION 10.03. Governing Law. This Agreement shall be governed by and
                    -------------
construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within the State of New York, without regard to the conflicts of law principles of such State.

     SECTION 10.04. Jurisdiction. Each of the parties hereto irrevocably submits
                    ------------
to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. The parties hereto agree to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County.

     SECTION 10.05. Notices. All notices or other communications required or
                    -------
permitted to be given hereunder shall be in writing and shall be delivered by hand or sent, postage prepaid, by registered, certified or express mail or reputable overnight courier service and shall be deemed given when so delivered by hand, or if mailed, three (3) days after mailing (one (1) Business Day in the case of express mail or overnight courier service), as follows:

         If to Elan Pharmaceuticals or any other Holder:

                  Elan Pharmaceuticals, Inc.
                  800 Gateway Boulevard
                  South San Francisco, California 94080
                  Attn:  General Counsel



         If to Athena:

                  Athena Diagnostics, Inc.
                  Four Biotech Park
                  377 Plantation Street
                  Worcester, MA 01605
                  Attention:  Chief Financial Officer

         In each case with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, NY  10005
                  Attn:  Christopher T. Cox, Esq.

     SECTION 10.06. Amendments and Modifications; Waivers. This Agreement may be
                    -------------------------------------
amended or modified, and any of the terms, covenants or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Except as otherwise specifically provided herein, no delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

     SECTION 10.07. Entire Agreement. This Agreement contains the entire
                    ----------------
agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior written or oral representations, agreements or understandings relating to such subject matter. No party hereto shall be liable or bound to any other party hereto in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein.

     SECTION 10.08. No Third Party Beneficiaries. Except as provided in Article
                    ----------------------------
VII hereof, this Agreement is for the sole benefit of the parties hereto and with respect to Athena, its respective successors and assigns, and with respect to Elan Pharmaceuticals, any Permitted Transferees of the Elan Shares, and nothing herein expressed or implied shall give or be construed to give to any Person, other than the parties hereto and with respect to Athena, its respective successors and assigns, and with respect to Elan Pharmaceuticals, any Permitted Transferees of the Elan Shares, any legal or equitable rights hereunder.

     SECTION 10.09. Severability. If any provision in this Agreement or the
                    ------------
application of such provision to any Person or circumstance is deemed to be, or becomes, invalid, illegal, void or unenforceable under any law that is applicable hereto, (i) such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties hereto, it will be deleted, with effect from the date of such agreement or such earlier date as the parties hereto may agree, and (ii) the validity, legality and enforceability of the remaining provisions of this Agreement or the application of such provisions to any other Persons or circumstances shall not be impaired or affected in any way.

     SECTION 10.10. Index and Headings. The table of contents and headings in
                    ------------------
this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 10.11. Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which for all purposes shall be deemed to be an original and all of which together shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.

     SECTION 10.12. Recapitalizations, Etc. In the event that any capital stock
                    ----------------------
or other securities are issued in respect of, in exchange for, or in substitution of, any Elan Shares by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Elan Shares or any other change in Athena's capital structure, appropriate adjustments shall be made in this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

     SECTION 10.13. Specific Performance. The parties hereto agree that the Elan
                    --------------------
Shares cannot be purchased or sold in the open market and that, for these reasons, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforceable. Accordingly, in the event of any controversy concerning the Elan Shares which is the subject of this Agreement, or any right or obligation to register such securities, such right or obligation shall be enforceable in a court of equity by specific performance. The rights granted in this Section 10.12 shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the parties hereto may have hereunder, at law or in equity.

     SECTION 10.14. Survival. Notwithstanding other provisions of this
                    --------
Agreement, this Article X and Sections 2.02 and 3.02 and Article VII shall survive termination of this Agreement, whether or not such termination arises out of a material breach by the non-terminating party.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first set forth above.



                                   ELAN PHARMACEUTICALS, INC.


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title:


                                   ATHENA DIAGNOSTICS, INC.


                                   By:
                                       -------------------------------------
                                       Name:
                                       Title: